UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2013

KIMCO REALTY CORPORATION

 (Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road, Suite 100
New Hyde Park, NY 11042

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (516) 869-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On May 14, 2013, Kimco Realty Corporation (“Kimco”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (collectively, the “Underwriters”), pursuant to which Kimco agreed to sell $350 million in aggregate principal amount of 3.125% Notes due 2023 (the “Notes”). The Notes are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to Kimco’s shelf registration statement on Form S-3 (File No. 333-180833). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. Certain of the Underwriters and their affiliates may be customers of, engage in transactions with, and perform services for Kimco and its subsidiaries in the ordinary course of business..

Item 9.01   Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 14, 2013, by and among Kimco Realty Corporation and J.P. Morgan Securities LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION
Date: May 15, 2013	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 14, 2013, by and among Kimco Realty Corporation and J.P. Morgan Securities LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC.